EXHIBIT 10.2

                       ELEVENTH AMENDED AND RESTATED
                                ASHLAND INC.
                     SUPPLEMENTAL EARLY RETIREMENT PLAN
                           FOR CERTAIN EMPLOYEES
                   JULY 1, 2003 AND AS AMENDED THEREAFTER

ARTICLE I.        PURPOSE AND EFFECTIVE DATE.
---------         --------------------------
1.01     PURPOSE
         The purpose of the Plan is to allow designated employees to retire
         prior  to  their   sixty-fifth   birthday   without  an  immediate
         substantial loss of income. This Plan is a supplemental retirement arrangement for a select group of management.
1.02     EFFECTIVE DATE
         The Eleventh Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees is amended and restated effective July 1, 2003. This amended and restated Plan supercedes all prior versions of this Plan that were effective on or before July 1, 2003 regarding Effective Retirement Dates that occur on or after such date, except as may otherwise be provided herein.
         Employees   on  June  30,   2003   that   are  in  an   employment
         classification that potentially makes them eligible for the Plan and that -
         (a)  are at least age 55 on June 30, 2003; or
         (b)  the sum of whose Age and Continuous Service is 80
         (hereinafter called Transition Participants)
         shall remain subject to the terms of the Plan in effect before July 1, 2003 addressing the calculation and amount of benefits. These Employees shall, however, be subject to the other changes that are effective on July 1, 2003, such as those addressing the vesting of benefits and the change to the Effective Retirement Date. The rights and obligations of former Employees receiving Plan benefits before July 1, 2003 shall be governed by the terms of the Plan in effect at the time of each such former Employee's Effective Retirement Date, unless otherwise determined by the Committee in its sole discretion.
ARTICLE II.       DEFINITIONS.
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         The following terms used herein shall have the following  meanings unless the context otherwise requires:



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2.01     "AGE"  -  means  the  age of an  Employee  as of  his or her  last birthday, except as may otherwise be provided under Sections 5.01 and 5.02 in the event of a Change in Control.
2.02 "ANNUAL RETIREMENT INCOME" - means the annual income payable under this Plan by Ashland for the lifetime of a Participant commencing on such Participant's Effective Retirement Date and ending on his or her date of death, subject to the provisions of Section 5.04.
2.03     "ASHLAND"  -  means   Ashland  Inc.  and  its  present  or  future
         subsidiary corporations.
2.04     "BOARD" - means the Board of Directors of Ashland and its designees.
2.05 "CHANGE IN CONTROL" - shall be deemed to occur (1) upon approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland, other than a consolidation or merger of Ashland into or with a direct or indirect wholly-owned subsidiary, in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of Ashland shall be deemed to occur unless assets constituting 80% of the total assets of Ashland are transferred pursuant to such sale, lease exchange or other transfer, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange
         Act), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of Ashland's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least


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         two-thirds  of  the  directors  then  still  in  office  who  were
         directors   at   the   beginning   of   such   two-year    period.
         Notwithstanding the foregoing, any transaction, or series of transactions, that shall result in the disposition of Ashland's interest in Marathon Ashland Petroleum LLC, including without limitation any transaction arising out of that certain Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, Ashland and Marathon Ashland Petroleum LLC, as amended from time to time, shall not be deemed to constitute a Change in Control.
2.06 "COMMITTEE" - means the Personnel and Compensation Committee of the Board and its designees.
2.07     "CONTINUOUS  SERVICE" - means Continuous Service as defined in the
         Ashland  Inc.  and   Affiliates   Pension  Plan,   except  as  the
         determination of Continuous Service is modified for purposes of this Plan.
2.08     "EFFECTIVE RETIREMENT DATE" - means:
             (a)  After June 30, 2003.  After June 30, 2003,  the Effective
                  Retirement  Date of an  Employee  that  is a  Participant
                  under Section 3.01 is whichever of the following applies,
                  so long as the  Participant  has at least  five  years of
                  Continuous Service.
                  (1)  The  Effective  Retirement  Date is the first day of
                       the month following the date a Participant incurs a Termination of Employment -
                       (i)  on  or   after   the   date   the  sum  of  the
                            Participant's Age and Continuous Service is 80;
                            or
                       (ii) on or after  the date the  Participant  attains
                            Age 55.
                  (2)  The Effective  Retirement Date of a Participant that
                       incurs a Termination of Employment before the dates specified in (1) above is the first day of the month following the date the Participant attains Age 55.
             (b)  Change in Control.  The Effective  Retirement Date in the
                  event of a Change in Control of a Participant considered to be a Level I or II participant in the Incentive
                  Compensation Plan who has an Employment Agreement shall be the first day of the month following (i) such



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                  Participant's  termination for reasons other than "Cause"
                  or (ii) such Participant's resignation for "Good Reason."
                  The Effective Retirement Date in the event of a Change in
                  Control of a Participant considered to be a Level III, IV
                  or V participant in the Incentive  Compensation  Plan, or
                  who is  considered to be a Level I or II  participant  in
                  the Incentive  Compensation Plan and who does not have an
                  Employment Agreement, shall be the first day of the month
                  following  such  Participant's  termination  for  reasons
                  other than "Cause".  For Participant's who do not have an
                  Employment Agreement with Ashland, "Cause" shall have the
                  meaning  given to that word in Section 3.02. In the event
                  a Change in  Control  occurs  after  June 30,  2003,  all
                  Participants  shall be  completely  vested in their  Plan
                  benefits,  regardless  of the  number  of their  years of
                  Continuous Service
2.09 "EMPLOYEE" - means, effective after June 30, 2003, a common law employee of Ashland.
2.10 "EMPLOYMENT AGREEMENTS" - means those contractual agreements, in effect from time to time, which are approved by the Board and which provide an Employee with a specified period of employment and other benefits.
2.11 "FINAL AVERAGE BONUS" - means the Participant's average bonus paid under the Incentive Compensation Plan (including amounts that may have been deferred) during the highest thirty-six (36) months out
         of  the  final   eighty-four-month   (84)  period.  For  Effective
         Retirement  Dates  after June 30,  2003,  the  calculation  of the
         eighty-four   month  period  shall  be  measured   back  from  the
         Participant's Termination of Employment that is nearest to or which is coincident with the Participant's Effective Retirement Date. If the Participant becomes classified below a Level V Employee after June 30, 2003 and before the Termination of Employment identified in the preceding sentence, then the date of
         such  change  in   classification  is  substituted  for  the  said
         Termination Date. For these purposes, the "bonus paid" for a particular month within a particular fiscal year under such plan shall be equal to the amount of such bonus actually paid (regardless of the date paid, but excluding any adjustment for the deferral of such payment) to such Participant on account of such fiscal year divided by the number of months contained in such fiscal year which were used in determining the amount of such bonus actually paid


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         to such  Participant.  The  bonus  paid that is used  compute  the average described in this Section 2.11 shall only be a bonus that is paid to the Participant when such Participant is considered a Level III, IV or V participant in the Incentive Compensation Plan.
2.12     "FINAL   AVERAGE   COMPENSATION"   -  means  the   average   total
         compensation paid during the highest thirty-six months (36) out of the final eighty-four-month (84) period. For Effective Retirement Dates after June 30, 2003, the calculation of the eighty-four month period shall be measured back from the Participant's
         Termination  of  Employment   that  is  nearest  to  or  which  is
         coincident with the Participant's Effective Retirement Date, provided that the Termination of Employment occurred after June 30, 2003. If the Participant becomes classified below a Level II Employee after June 30, 2003 and before the Termination of Employment identified in the preceding sentence, then the date of
         such  change  in   classification  is  substituted  for  the  said
         Termination Date. For these purposes, "total compensation paid" is the sum of the "compensation paid" and the "bonus paid" during a particular month. "Compensation paid" shall be the base rate of compensation for such Participant in effect on the first day of such calendar month. "Bonus paid" shall have the same meaning as set forth in Section 2.11. In the event a payment is due under the Plan after a Change in Control because the Participant was terminated other than for "Cause" or resigned for "Good Reason," the calculation of Final Average Compensation shall include the amount paid under such Participant's Employment Agreement. The amount so paid shall be divided by 36 to derive the monthly "total compensation paid" it represents. The total compensation paid that is used compute the average described in this Section 2.12 shall only be total compensation that is paid to the Participant when such Participant is considered a Level I or II participant in the Incentive Compensation Plan.
2.13 "INCENTIVE COMPENSATION PLAN" - means the Ashland Inc. Incentive Compensation Plan or the Ashland Inc. Incentive Compensation Plan for Key Executives, as applicable, including any successor to such plans.
2.14 "PARTICIPANT" - means for Effective Retirement Dates before July 1, 2003 an Employee who was approved for participation in the Plan pursuant to Article III or Section 5.06, as they existed at the applicable time. For Effective Retirement Dates after June 30, 2003, Participant means an Employee that meets the applicable requirements of Article III and who has not incurred a Termination of Employment for Cause, as defined in Section



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         3.02.  A former  Employee  that  did not  incur a  Termination  of
         Employment for Cause and who has a benefit being paid or payable from the Plan is also a Participant.
         2.15 "PLAN" - means the Eleventh Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees as set forth herein.
2.16 "SERVICE" - means the number of years and fractional years of employment by Ashland of an Employee, measured from the first day of the month coincident with or next succeeding his or her initial date of employment up to and including such Employee's Effective Retirement Date. For purposes of this Section 2.16, Service shall include an Employee's employment with a subsidiary or an affiliate of Ashland determined in accordance with rules from time to time adopted or approved by the Board, or its delegate. Effective July 1, 2003, Service shall be calculated based on the rules for
         calculating   Periods  of  Service  under  the  Ashland  Inc.  and
         Affiliates Pension Plan, except as the determination of Service is modified for purposes of this Plan.
         2.17 "TERMINATION OF EMPLOYMENT" - means the date an Employee ceases to be an Employee of Ashland.
ARTICLE III.      PARTICIPATION IN PLAN.
-----------       ---------------------
         Eligibility for benefits shall be determined as follows:
3.01     PARTICIPATION AFTER JUNE 30, 2003
         Effective after June 30, 2003, approval shall no longer be a prerequisite for an Employee to become a Participant in the Plan. All Employees classified on the records of Ashland on or after July 1, 2003 as a Level I, II, III, IV or V Employee or under any equivalent designation shall be Participants in the Plan. After earning five years of Continuous Service, whether such service is in whole or in part before July 1, 2003 or after June 30, 2003, a Participant shall be completely vested in the applicable benefit under Plan. The determination of whether a Level III, IV or V Employee receives a reduced benefit for commencement before age 62 under Section 5.02(c) is made based on the Employee's deemed status on the Effective Retirement Date. Notwithstanding such vesting, a Participant forfeits the right to receive any benefit under this Plan if the Participant incurs a Termination of Employment for Cause, as defined in Section 3.02. A Participant may also forfeit the right to the Plan benefit and may have to repay a prior distribution pursuant to the provisions of Section 4.04.
3.02     TERMINATION FOR CAUSE

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         Ashland  reserves  the  right to  terminate  any  Participant  for
         "Cause" prior to his or her Effective Retirement Date, with a resulting forfeiture of the payment of benefits under the Plan. Ashland also reserves the right to terminate any Participant's participation in the Plan for "Cause" subsequent to his or her Effective Retirement Date. For purposes of this Section 3.02, "Cause" shall mean the willful and continuous failure of a Participant to substantially perform his or her duties to Ashland (other than any such failure resulting from incapacity due to physical  or  mental  illness),  or  the  willful  engaging  by  a
         Participant  in  gross  misconduct   materially  and  demonstrably
         injurious to Ashland, each to be determined by Ashland in its sole discretion.
3.03     AUTOMATIC VESTING FOR CHANGE IN CONTROL
         Subject to the provisions of Article VI, in the event of a Change in Control (as defined in Section 2.05), an Employee who is deemed to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan shall automatically be completely vested in their benefits, regardless of the number of their years of Continuous Service.
ARTICLE IV.       INTERACTION WITH EMPLOYMENT AGREEMENTS.
----------        --------------------------------------
4.01     TERMINATIONS - GENERAL
         Notwithstanding any provision of this Plan to the contrary, an Employee who has entered into an Employment Agreement with Ashland and who is either terminated without "Cause" prior to a "change in control of Ashland" or is terminated without "Cause" or resigns for "Good Reason" following a "change in control of Ashland" (each quoted term as defined in the applicable employment agreement) shall be entitled to receive the benefits as provided pursuant to this Plan. Benefits payable hereunder in such a situation shall be calculated in accordance with the payment option selected by the Employee at such time.
4.02     BENEFITS PRIOR TO "CHANGE IN CONTROL."
         If the Employee's termination is without "Cause" prior to a "change in control of Ashland," the benefits payable hereunder shall commence no earlier than as of the first day of the calendar month coincident with or next following the second anniversary following the Employee's "Date of Termination" (as defined in the applicable employment agreement); however, if the Employee elects to receive such benefits in a lump sum as provided in Section 5.04(b)(1), such benefits shall commence and be payable as therein specified.



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4.03     BENEFITS SUBSEQUENT TO A "CHANGE IN CONTROL."
         If the Employee's termination is without "Cause" or he or she resigns for "Good Reason" following a "change in control of Ashland," benefits payable hereunder shall begin as of the first day of the calendar month next following the Participant's Effective Retirement Date.
4.04     SUBSEQUENT ACTIVITY IN CONFLICT WITH ASHLAND
         The provisions of this Section 4.04 shall apply to Level I, II, III, IV and V Participants, regardless of whether such a Participant has an Employment Agreement; except that the provisions of this Section 4.04 shall not apply to any Participant after a Change in Control. If a Participant accepts, during a period of five (5) years subsequent to his or her Effective Retirement Date, any consulting or employment activity which is in direct and substantial conflict with the business of Ashland at such time (such determination regarding conflicting activity to be made in the sole discretion of the Board), he or she shall be considered in breach of the provisions of this Section 4.04; provided, however, he or she shall not be restricted in any manner with respect to any other non-conflicting activity in which he or she is engaged. If a Participant wishes to accept employment or consulting activity which may be prohibited under this Section 4.04, such Participant may submit to Ashland written notice (Attention: Vice President Human Resources - Programs and Services) of his or her wish to accept such employment or consulting activity. If within ten (10) business days following receipt of such notice Ashland does not notify the Participant in writing of Ashland's objection to his or her accepting such employment or consulting activity, then such Participant shall be free to accept such employment or consulting activity for the period of time and upon the basis set forth in his or her written request.
         In the event the provisions of this Section 4.04 are breached by a Participant, the Participant shall not be entitled to any additional periodic payments hereunder and shall be liable to repay to Ashland all amounts such Participant received prior to such breach. If a Participant who breaches the provisions of this
         Section 4.04 received a lump sum distribution of his or her benefit prior to such breach, such Participant shall be liable to repay to Ashland the amount of such distribution. If a Participant who breaches the provisions of this Section 4.04 deferred all or any part of a lump sum distribution hereunder to the Ashland Inc. Deferred Compensation Plan, the amount so deferred



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         shall be  forfeited,  and if any amount of the amount so  deferred was distributed from the Ashland Inc. Deferred Compensation Plan before the breach occurred, the amount so distributed shall be repaid to Ashland. Any repayment of benefits hereunder shall be assessed interest at the rate applicable for the calculation of a lump sum payment under Section 5.04(b) for the month in which the breach occurs, with such interest compounded monthly from the month in which the breach occurs to the month in which such repayment is made to Ashland. Ashland shall have available to it all other remedies at law and equity to remedy a breach of this
         Section 4.04.
ARTICLE V.        RETIREMENT INCOME AND OTHER BENEFITS.
---------         ------------------------------------
5.01     LEVELS I AND II.
         The Transition Participants described in Section 1.2 that are deemed to be Level I or II participants under the Incentive Compensation Plan are eligible to receive Annual Retirement Income equal to:
         (a) PRE-AGE 62 BENEFIT
             A  Transition   Participant   who  retires  under  this  Plan,
             including a Transition Participant to whom the provisions of paragraph (d) of this Section 5.01 apply, shall receive an Annual Retirement Income from and after the first day of the calendar month next following his or her Effective Retirement Date until the end of the month in which he or she attains age 62 equal to the greater of (1) the amounts provided in the following schedule or (2) 50% of Final Average Compensation. Notwithstanding the previous sentence, in the event such Transition Participant retired with less than 20 years of Service, such Annual Retirement Income shall be multiplied by a fraction (A) the numerator of which is such Transition Participant's years of and fractional years of Service, and
             (B) the denominator of which is twenty (20).

                                                             % OF
                  RETIREMENT                             COMPENSATION

                  1st    -   Year After Effective            75%
                             Retirement Date
                  2nd    -          "                        70%



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                  3rd    -          "                        65%
                  4th    -          "                        60%
                  5th    -          "                        55%
                  6th    -   Year and thereafter             50%
                             to Age 62

                  For purposes of this Section 5.01(a), "% of Compensation" shall mean the annualized average of the Transition Participant's base monthly compensation rates (excluding incentive awards, bonuses, and any other form of extraordinary compensation) in effect with respect to Ashland on the first day of the thirty-six (36) consecutive calendar months which will give the highest average out of the one-hundred twenty (120) consecutive calendar month period ending on the Transition Participant's Effective Retirement Date.
         (b) AGE 62 BENEFIT AND THEREAFTER
                  From and after the first day of the calendar month next following his or her Effective Retirement Date, or the attainment of age 62, whichever is later, the Transition Participant's Annual Retirement Income shall be equal to 50% of Final Average Compensation; provided, however, that in the event such Transition Participant retired with less than 20 years of Service, such Annual
                  Retirement Income shall be 50% of Final Average Compensation multiplied by a fraction (A) the numerator of which is such Transition Participant's years of and fractional years of Service, and (B) the denominator of which is twenty (20).
         (c) BENEFIT REDUCTION
                  The amount of benefit provided in paragraphs (a) and (b) of this Section 5.01 shall be reduced by the sum of the following:
                  (1)    the  Transition  Participant's  benefit  under the
                         Ashland Inc. and Affiliates Pension Plan (the "Pension Plan") (assuming 50% of such Transition Participant's account under the Ashland Inc. Leveraged Employee Stock Ownership Plan were transferred to the Pension Plan, as allowed under the terms of each of the said plans and disregarding any benefit assignment under an approved qualified domestic relations order affecting either the


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                 Pension Plan or the Ashland Inc.  Leveraged Employee Stock
                 Ownership Plan), determined on the basis of a single life annuity form of benefit;
                  (2)    the  Transition  Participant's  benefit  under any
                         other defined benefit pension plan qualified under
                         Section  401(a) of the  Internal  Revenue  Code of
                         1986,  as amended  which is maintained by Ashland,
                         determined by disregarding any benefit  assignment
                         under an  approved  qualified  domestic  relations
                         order  and on the basis of a single  life  annuity
                         form  of  benefit  (said  plans   referred  to  in
                         sub-paragraphs  (1) and (2) of this  paragraph (c)
                         are hereinafter  referred to jointly and severally
                         as the "Affected Plans");
                  (3)    the  Transition  Participant's  benefit  under the
                         Ashland Inc.  Nonqualified  Excess Benefit Pension
                         Plan,  determined  on the  basis of a single  life
                         annuity form of benefit; and
                  (4)    the  Transition  Participant's  benefit  under the
                         Ashland Inc. ERISA Forfeiture Plan attributable to
                         amounts  which were  forfeited  under the  Ashland
                         Inc.  Leveraged  Employee  Stock  Ownership  Plan,
                         multiplied by 50%, and  determined on the basis of
                         a single life annuity benefit.
                  In the event a Transition Participant's benefit hereunder
                  is paid  as a lump  sum  pursuant  to an  election  under
                  Section  5.04(b)(1),  the reduction to such benefit shall
                  be calculated  based upon the lump sum actuarial  present
                  value  of  the  benefits  referred  to  in  subparagraphs
                  (1)-(4)  of  this   paragraph   (c).  For   distributions
                  commencing after May 31, 2001, such calculation  shall be
                  conducted on the basis that the  benefits  referred to in
                  said  subparagraphs  (1)-(4) commence at the same time as
                  of which the  benefit in this Plan is paid as a lump sum,
                  using the  Transition  Participant's  attained age at the
                  time of such  commencement,  unless otherwise required in
                  paragraph (d) of this Section 5.01.
         (d) BENEFIT AFTER A CHANGE IN CONTROL
             (1) Participants Having Employment  Agreements.  A Participant
                 having an Employment Agreement who either is terminated without "Cause" or resigns for "Good Reason" after a Change in Control shall have the benefit payable under this Section 5.01 computed by adding 3 years to the
                 Participant's   Age  and  Service  at  the   Participant's
                 Effective Retirement Date. These additions to Age and Service shall, except as otherwise  provided,  apply for purposes of computing  the
                 single  life  annuity  payment  to  the  Participant,   if
                 applicable. A Participant subject to this paragraph (d)(1) whose Effective Retirement Date occurs before attaining an actual age of 55 shall have the 3 year addition to Age apply when converting the single life annuity amount (if applicable) to any permitted optional form under this
                 Article  V.  If  the  Effective   Retirement   Date  of  a
                 Participant subject to this paragraph (d)(1) occurs on or after the Participant attains an actual age of 55, then the Participant's actual age shall be used when making
                 such  a  conversion.   Notwithstanding   anything  to  the
                 contrary contained herein, when converting a Participant's single life annuity (if applicable) to a lump sum payment option, the Participant's actual age shall be used without reference to the additional 3 years. If the addition of 3 years to the Participant's age results in an Age less than 55 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age 55. This adjustment shall be based upon the early retirement table in Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999. When applying this table under these circumstances, age 55 shall be substituted for age 62 and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.
             (2) Participants Without Employment Agreements.  A Participant
                 without an Employment Agreement who is terminated without "Cause" after a Change in Control shall have the benefit payable under this Section 5.01 computed by adding the applicable amount to the Participant's Age and Service at the Participant's Effective Retirement Date. For these purposes, the applicable amount is derived from the following table.


------------------------------------------------------------ ---------------------------------------------------------
    LENGTH OF PARTICIPANT'S SERVICE AT SEPARATION FROM                           NUMBER OF YEARS
                        EMPLOYMENT                                           (THE APPLICABLE AMOUNT)
------------------------------------------------------------ ---------------------------------------------------------
Up to 5 years                                                3 months
More than 5 and up to 10 years                               6 months
More than 10 and up to 15 years                              1 year
More than 15 and up to 20 years                              1 year and 6 months
More than 20 years                                           2 years

                 These additions to Age and Service shall, except as otherwise provided, apply for purposes of computing the single life annuity payment (if applicable) to the Participant. A Participant subject to this paragraph
                 (d)(2) whose Effective Retirement Date occurs before attaining an actual age of 55 shall have the applicable amount added to such Participant's Age apply when converting the single life annuity amount (if applicable) to any permitted optional form under this Article V. If the Effective Retirement Date of a Participant subject to this paragraph (d)(2) occurs on or after the Participant attains an actual age of 55, then the Participant's actual age shall be used when making such a conversion. Notwithstanding anything to the contrary contained herein, when converting a Participant's single life annuity (if applicable) to a lump sum payment option, the Participant's actual age shall be used without reference to the addition of the applicable amount. If the addition of the applicable amount to the Participant's age results in an Age less than 55 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age 55. This adjustment shall be based upon the early retirement table in Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999. When applying this table under these circumstances, age 55 shall be substituted for age 62 and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.
             (e) Benefit  after June 30,  2003.  Subject to the  applicable provisions of paragraph (d) above, the vested benefit payable to a Participant on the Effective Retirement Date for the period such Participant was deemed classified as a Level I or II participant in the Incentive Compensation Plan is equal to 25% of Final Average Compensation multiplied by years of Service not to exceed 20 years of Service. Service includes full and fractional years. There is no reduction for commencement before age 62 and there is no increase for commencement after age 62. The normal form of the benefit so computed is a single lump sum payment. The benefit so payable shall be reduced by the actuarially equivalent (as defined below) lump sum benefit from the following plans from which the Participant is entitled to a distribution:
                 (1)   the Ashland  Inc. and  Affiliates  Pension Plan (the
                       "Pension Plan") (assuming 50% of such  Participant's
                       account - if any - under the Ashland Inc.  Leveraged
                       Employee Stock  Ownership  Plan were  transferred to
                       the Pension Plan, as allowed under the terms of each
                       of the  said  plans  and  disregarding  any  benefit
                       assignment  under  an  approved  qualified  domestic
                       relations order affecting either the Pension Plan or
                       the Ashland Inc.  Leveraged Employee Stock Ownership
                       Plan);
                 (2)   the benefit under any other defined  benefit pension
                       plan qualified  under Section 401(a) of the Internal
                       Revenue Code of 1986, as amended which is maintained
                       by Ashland,  determined by disregarding  any benefit
                       assignment  under  an  approved  qualified  domestic
                       relations   order   (said   plans   referred  to  in
                       sub-paragraphs (1) and (2) of this paragraph (e) are hereinafter referred to jointly and severally as the "Affected Plans");
                 (3)   the  benefit  under the  Ashland  Inc.  Nonqualified
                       Excess Benefit Pension Plan; and

                 (4) the benefit under the Ashland Inc. ERISA Forfeiture Plan attributable to amounts which were forfeited under the Ashland Inc. Leveraged Employee Stock Ownership Plan, multiplied by 50%. Effective for benefits payable to any Participant that is not a Transition Participant, actuarial equivalence shall be determined using an interest rate assumption of 8% and using the Section 415/417 Mortality Table in the Ashland Inc. and Affiliates Pension Plan. Actuarial equivalence shall be determined as of the Effective Retirement Date.
         (f) Changes in Status.
                 (1)   Subject to the  applicable  provisions  of paragraph
                       (d) above, a Participant that earned a benefit under this Section 5.01 and that also earned a benefit under Section 5.02 shall receive the greater of the two benefits produced.
                 (2) If a Participant that earns a benefit hereunder is not considered to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan on the earlier of the Participant's Effective Retirement Date or Termination of Employment, then the Service after such Participant ceased to be considered a Level I, II, III, IV or V participant under the Incentive Compensation Plan shall be disregarded for purposes of computing the benefit payable under the Plan. In that event, the only Service that shall be counted for purposes of computing the benefit payable under the Plan shall be the Service the Participant earned while considered to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan. Notwithstanding anything in the foregoing to the contrary, such a Participant shall be credited with a minimum of five years of Service, so long as such Participant has at least five years of Continuous Service.
5.02     LEVELS III, IV AND V.
         --------------------
         (a) GENERAL
                  The Annual Retirement Income of a Transition Participant as defined in Section 1.2 (including a Transition
                  Participant to whom the provisions of paragraph (b) of this Section 5.02 apply) who on his or her Effective Retirement Date was deemed to be a Level III, IV, or V participant under the Incentive Compensation Plan shall, from and after the first day of the calendar month next following his or her 62nd birthday, be equal to 50% of the Transition Participant's Final Average Bonus; provided, however, that in the event such Transition Participant retired with less than 20 years of Service, such Annual Retirement Income after age 62 shall be 50% of Final Average Bonus multiplied by a fraction (A) the numerator of which is such Participant's years of and fractional years of Service, and (B) the denominator of which is twenty (20). Although a Transition Participant may elect to commence benefits under this Plan upon his or her Effective Retirement Date, there shall be an actuarial adjustment (consistent with that applied under Ashland's qualified pension plan, as from time to time in effect) for Participants receiving benefits under this
                  Section 5.02 whose Effective  Retirement Date is prior to
                  age 62.
         (b) BENEFIT AFTER A CHANGE IN CONTROL
                  A Participant who is terminated other than for "Cause" after a Change in Control shall have the benefit payable under this Section 5.02 computed by adding to the Participant's Age and Service at the Participant's Effective Retirement Date the number of years equal to the applicable amount for the Participant derived from the following table.

------------------------------------------------------------ ---------------------------------------------------------
    LENGTH OF PARTICIPANT'S SERVICE AT SEPARATION FROM                           NUMBER OF YEARS
                        EMPLOYMENT                                           (THE APPLICABLE AMOUNT)
------------------------------------------------------------ ---------------------------------------------------------
Up to 5 years                                                3 months
More than 5 and up to 10 years                               6 months
More than 10 and up to 15 years                              1 year
More than 15 and up to 20years                               1 year and 6 months
More than 20 years                                           2 years

                  These additions to Age and Service shall, except as otherwise provided, apply for purposes of computing the single life annuity payment (if applicable) to the Participant. A Participant subject to this paragraph (b) whose Effective

                  Retirement Date occurs before  attaining
                  an actual age of 62 shall have the applicable amount from the table hereinabove added to his or her Age apply when converting the single life annuity amount (if applicable) to any permitted optional form under this Article V. If the Effective Retirement Date of a Participant subject to this paragraph (b) occurs on or after the Participant attains an actual age of 62, then the Participant's actual age shall be used when making such a conversion. Notwithstanding anything to the contrary contained herein, when converting a Participant's single life annuity (if applicable) to a lump sum payment option, the Participant's actual age shall be used without reference to the applicable amount derived from the table hereinabove. If the addition of the applicable amount from the table hereinabove to the Participant's age results in an Age less than 62 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age 62. This adjustment shall be based upon the early retirement table in Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999, and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.
             (c) Benefit  after June 30,  2003.  Subject to the  applicable provisions of paragraph (b) above, the vested benefit payable to a Participant on the Effective Retirement Date for the period such Participant was deemed classified as a Level III, IV or V participant in the Incentive Compensation Plan is equal to 25% of Final Average Bonus multiplied by years of Service not to exceed 20 years of Service. Service includes full and fractional years. There is no reduction for commencement before age 62 for Participants deemed classified as a Level III participant in the Incentive Compensation Plan at the Effective Retirement Date. There is no increase for commencement after age 62 for any Participant. There is an actuarial reduction to the benefit of a Participant that is deemed classified as a Level IV or V participant in the Incentive Compensation Plan at the Effective Retirement Date. The actuarial reduction shall be made on the same basis as in the Ashland Inc. and Affiliates Pension Plan for the early commencement of a benefit in Articles 5, 6, and 7, as applicable. The appropriate actuarial reduction shall be determined as of the Effective Retirement Date. The normal form of the benefit so computed under this paragraph (c) is a single lump sum payment.
             (d) Changes in Status.
                 (1)   Subject to the  applicable  provisions  of paragraph
                       (b) above, a Participant that earned a benefit under
                       Section  5.02 and that also  earned a benefit  under
                       Section 5.01 shall receive the greater of the two benefits produced.
                 (2) If a Participant that earns a benefit hereunder is not considered to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan on the earlier of the Participant's Effective Retirement Date or Termination of Employment, then the Service after such Participant ceased to be considered a Level I, II, III, IV or V participant under the Incentive Compensation Plan shall be disregarded for purposes of computing the benefit payable under the Plan. In that event, the only Service that shall be counted for purposes of computing the benefit payable under the Plan shall be the Service the Participant earned while considered to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan. Notwithstanding anything in the foregoing to the contrary, such a Participant shall be credited with a minimum of five years of Service, so long as such Participant has at least five years of Continuous Service.
5.03     BENEFITS PAYABLE FOR LESS THAN 12 MONTHS
         Annual  Retirement Income benefits payable under Sections 5.01 and
         5.02 for a period of less than 12 months due to a Participant's attainment of age 62 or death will be payable on a pro-rata basis, with months taken as a fraction of a year.
5.04     PAYMENT OPTIONS
         (a)      ELECTION
                  A Participant shall, subject to Sections 5.05 and 5.06, elect the form in which such benefit shall be paid from among those identified in this Section 5.04 and such election shall be made at the time and in the manner prescribed by Ashland, from time to time, provided that the election is made before the Participant's Effective Retirement Date. Such election, including the designation of any contingent annuitant or alternate recipient under Sections 5.04(b)(4) or (5), shall be irrevocable except as otherwise set forth herein. Notwithstanding anything in the foregoing to the contrary, any Participant who makes an election under Section 5.04(b)(2) shall make such election by the earlier of -
                 (1) the date six months prior to Participant's Effective Retirement Date; or
                 (2) the December 31 immediately preceding the Participant's Effective Retirement Date. Such deferral election shall be made in the manner prescribed by Ashland, from time to time, and shall be irrevocable as of the applicable time identified under Sections 5.04(a)(1) or (2). Until the time at which an election becomes irrevocable, a Participant shall be able to change it.
             (b) OPTIONAL FORMS OF PAYMENT
                 (1) LUMP SUM OPTION Except for the Transition Participants described in Section 1.2, the normal form of distribution for the benefit provided by the Plan shall be a single lump sum payment, computed under the applicable provisions of Article V. A Participant's benefit is paid as a lump sum on the Effective Retirement Date (or as soon thereafter as reasonably possible), unless a different election is made by the Participant pursuant to rules in the Plan and rules prescribed by Ashland. A Transition Participant may elect to receive the benefit under
                       Article  V as a lump  sum  distribution.  A lump sum
                       benefit payable under the Plan to a Transition Participant shall be computed on the basis of the actuarially equivalent present value of such Transition Participant's benefit under Article V based upon such actuarial assumptions as determined by the Committee. Such lump sum shall be payable within thirty (30) days following the later of the Transition Participant's Effective Retirement Date, or at such later date as Ashland or its delegate may determine, in its sole discretion.
                 (2) LUMP SUM DEFERRAL OPTION A Participant (including a Transition Participant) who is eligible to receive a lump sum distribution under 5.04(b)(1) shall be able to elect to defer all or a portion of the receipt of the elected lump sum (in increments of such percentage or such amount as may be prescribed by Ashland or its delegatee, from time to time), by having the obligation to distribute such amount transferred to the Ashland Inc. Deferred Compensation Plan to be held thereunder in a notional account and paid pursuant to the applicable provisions of such Plan, as they may be amended from time to time; provided, however, that the election to defer such distribution shall be made at the time and in the manner prescribed in Section 5.04(a)(1) and (2).
                 (3) SINGLE LIFE ANNUITY A Participant or Transition Participant may elect to have such benefit paid in the form of equal monthly payments for and during such Participant's life, with such payments ending at such Participant's death. Payments under this option shall be actuarially equivalent to the benefit provided under Section 5.01 or 5.02, whichever is applicable. In the case of a Transition Participant, actuarial equivalence is determined on the basis of the applicable actuarial assumptions and other relevant provisions used for the same in the Pension Plan. In the case of all other Participants, actuarial equivalence is determined using the assumptions identified in Section 5.01(e).
                 (4)   JOINT AND SURVIVOR  INCOME OPTION A  Participant  or
                       Transition Participant may elect to receive an actuarially reduced benefit payable monthly during the Participant's lifetime with payments to continue after his or her death to the person he designates (hereinafter called "contingent annuitant"), in an amount equal to (1) 100% of such actuarially reduced benefit, (2) 66 2/3% of such actuarially reduced benefit, or (3) 50% of such actuarially reduced benefit. Benefit payments under this option shall terminate with the monthly payment for the month in which occurred the date of death of the later to die of the Participant and his or her contingent annuitant. The following additional limitations and conditions apply to this option:
                       (A)  The contingent annuitant shall be designated by
                            the Participant in writing in such form and at such time as Ashland may from time to time prescribe. Before the Participant's Effective
                            Retirement

                            Date, the Participant may change the
                            contingent annuitant elected.
                       (B)  In the  event of the  death  of the  contingent
                            annuitant  prior to the  date as of  which  the
                            election  is  irrevocable,   the  Participant's
                            selection  of this option shall be void and the
                            Participant may change the contingent annuitant
                            or change  the option  elected,  subject to the
                            applicable  limitations and conditions  applied
                            to elections  for the options  described  under
                            5.04(a)(1) and (2).
                       (C)  In  the  case  of  a  Transition   Participant,
                            actuarial  equivalence  is  determined  on  the
                            basis of the applicable  actuarial  assumptions
                            and other relevant provisions used for the same
                            in the Pension  Plan.  In the case of all other
                            Participants,    actuarial    equivalence    is
                            determined using the assumptions  identified in
                            Section 5.01(e).
                 (5)   PERIOD   CERTAIN  INCOME  OPTION  A  Participant  or
                       Transition Participant may elect to receive an actuarially reduced benefit payable monthly during his or her lifetime and terminating with the monthly payment for the month in which his or her death occurs, with the provision that not less than a total of 120 monthly payments shall be made in any event to him or her and/or the person designated by him or her to receive payments under this sub-paragraph (5) in the event of his or her death (hereinafter called "alternate recipient"). If a Participant and his or her alternate recipient die after the Effective Retirement Date, but before the total specified monthly payments have been made to such Participant and/or his or her alternate recipient, the commuted value of the remaining unpaid payments shall be paid in a lump sum to the estate of the later to die of the Participant or his or her alternate recipient. The following additional limitations and conditions shall apply to this option:
                       (A)  The alternate  recipient shall be designated in
                            writing by the  Participant in such form and at
                            such  time as  Ashland  may  from  time to time
                            prescribe.  The  designation  of  an  alternate
                            recipient  under  this   sub-paragraph  (5)  is
                            irrevocable  after  the  Effective   Retirement
                            Date,  provided,  however,  a  Participant  may
                            designate
                            a new alternate  recipient if the one
                            first  designated  dies before the  Participant
                            and after the Effective Retirement Date.
                       (B)  In the  event  of the  death  of the  alternate
                            recipient  prior to the  date as of  which  the
                            election  is  irrevocable,   the  Participant's
                            selection  of this option shall be void and the
                            Participant may change the alternate  recipient
                            or change  the option  elected,  subject to the
                            applicable  limitations and conditions  applied
                            to elections  for the options  described  under
                            5.04(a)(1) and (2).
                       (C)  Actuarial     equivalence     for    Transition
                            Participants under this sub-paragraph (5) shall
                            be  determined  on the basis of the  applicable
                            actuarial   assumptions   and  other   relevant
                            provisions  used  for the  same in the  Pension
                            Plan.  In the case of all  other  Participants,
                            actuarial  equivalence is determined  using the
                            assumptions identified in Section 5.01(e).
         5.05. PAYMENT OF SMALL AMOUNTS
                  Unless a Transition Participant or Participant elects to receive his or her benefit in a lump sum as provided in
                  Section 5.04, in the event a monthly benefit under this Plan, payable to either a Participant or to his or her contingent annuitant, alternate recipient or surviving spouse, is too small (in the sole judgment of Ashland) to be paid monthly, such benefit may be paid quarterly, semi-annually, or annually, as determined by Ashland to be administratively convenient.
         5.06. SURVIVING BENEFITS
                  (a) Except as otherwise provided in Section 5.04 of this Plan, in the event a Participant receiving Annual Retirement Income benefits dies after his or her Effective Retirement Date, no additional benefits shall be payable by Ashland under this Plan to such deceased Participant's beneficiaries, survivors, or estate.
                  (b) If a Participant while an Employee dies while in active service with Ashland
                            (1) at a time when the Participant is a Level I
                       or II participant under the Incentive Compensation Plan, regardless of whether the Participant is vested; or
                            (2)  after  becoming  vested  and  eligible  to
                       receive a distribution but for not having incurred a Termination of Employment but prior to making an election pursuant to Section 5.04(a) and said Participant is a Level I -V participant under the Incentive Compensation Plan; then such Employee shall be deemed:
                           (i) to have elected to receive his or her benefits in the form of the 100% Joint & Survivor retirement income option and to have designated his or her spouse as the beneficiary thereunder; and
                           (ii)  to have  commenced  such
                           benefit one (1) day prior to the date of the Employee's death.

                  The  surviving  spouse  entitled to a benefit  under this
                  paragraph  (b) may  commence  the benefit as of the first
                  day of a month.  Such benefit shall be  distributed as an
                  actuarially equivalent lump sum using the assumptions for
                  actuarial  equivalence  in Section  5.01(e).  The benefit
                  must  commence  as soon as  possible  after the  deceased
                  Participant   would   have   attained   age  62.  If  the
                  Participant   were  62  or  older  at  death,   then  the
                  distribution  to the  surviving  spouse must  commence as
                  soon as  possible.  Distributions  are  subject  to rules
                  prescribed by Ashland from time to time.
                 (c) In the event a Participant dies after making an election under Section 5.04(a) but prior to his or her Effective Retirement Date, then such Participant shall be deemed to have commenced distributions one (1) day prior to the date of death and payment  shall be made under this
                 Plan in accordance with the Participant's election.
5.07     PARTICIPATION IN OTHER BENEFITS
         After the Effective Retirement Date, a Participant may continue to
         participate   in  the  benefits   offered  by  Ashland  to  former
         Employee's and retiree's similarly situated to the Participant. Ashland reserves all rights to change those benefits at any time, including the right to terminate them. Except as otherwise
         expressly   provided  in  this  Plan,   a   Participant's   active
         participation in all employee benefit programs maintained by Ashland derived from his or her employment status with Ashland shall be discontinued.
ARTICLE VI.       CHANGE IN CONTROL.
----------        -----------------
         Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, an Employee who is deemed to be a Level I, II, III, IV or V participant under Ashland's Incentive
         Compensation   Plan,  shall,  in  accordance  with  Section  3.03,
         automatically be deemed approved for participation under this Plan and shall be
         completely  vested in his or her benefit.  Consistent
         with the applicable terms of Sections 5.01 and 5.02, such a Participant may, in his or her sole discretion, elect to retire prior to Age 62.
         In addition, Ashland (or its successor after the Change in Control) shall reimburse an Employee for legal fees, fees of other experts and expenses incurred by such Employee if he or she is required to, and is successful in, seeking to obtain or enforce any right to payment pursuant to the Plan. In the event that it shall be determined that such Employee is properly entitled to the payment of benefits hereunder, such Employee shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest (quoted by Citibank, N.A. as its prime commercial lending rate on the latest date practicable prior to the date of the actual  commencement  of  payments)  from the date such payment(s) should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, the provisions of this Plan or any other plan of Ashland
         Inc. having a material  impact on the benefits  payable under this
         Plan may not be amended after a Change in Control  occurs  without the written consent of a majority of the Board who were directors prior to the Change in Control.
ARTICLE VII.      MISCELLANEOUS.
-----------       -------------
7.01     The obligations of Ashland hereunder constitute merely the promise of Ashland to make the payments provided for in this Plan. No employee, his or her spouse or the estate of either of them shall have, by reason of this Plan, any right, title or interest of any kind in or to any property of Ashland. To the extent any Participant has a right to receive payments from Ashland under this Plan, such right shall be no greater than the right of any unsecured general creditor of Ashland.
7.02     Full power and  authority to construe,  interpret  and  administer this  Plan  shall be vested  in the  Board or its  delegate.  This
         includes,   without  limitation,   the  ability  to  make  factual
         determinations, construe and interpret provisions of the Plan, reconcile any inconsistencies between provisions in the Plan or between provisions of the Plan and any other statement concerning the Plan, whether oral or written, supply any omissions to the Plan or any document associated with the Plan, and to correct any defect in the Plan or in any document associated with the Plan. Decisions of the Board or its delegate shall be final, conclusive and binding upon all parties, provided, however, that no such decision may adversely affect the rights of any Participant who has been approved for participation in the Plan under the terms of
         Section 3.03 and whose  benefit is  determined  under the terms of
         Section 5.01(d) or Section 5.02(b).
7.03 This Plan shall be binding upon Ashland and any successors to the business of Ashland and shall inure to the benefit of the Participants and their beneficiaries, if applicable. Except as otherwise provided in Article VI, the Board or its delegate may, at any time, amend this Plan, retroactively or otherwise, but no such amendment may adversely affect the rights of any Participant who has been approved for participation in the Plan except to the extent that such action is required by law.
7.04 Except as otherwise provided in Section 5.04 and in connection with a division of property under a domestic relations proceeding under state law, no right or interest of the Participants under this Plan shall be subject to involuntary alienation, assignment or transfer of any kind. A Participant may voluntarily assign the Participant's rights under the Plan. Ashland, the Board, the Committee and any of their delegates shall not review, confirm, guarantee or otherwise comment on the legal validity of any voluntary assignment. Ashland and its delegates may review, provide recommendations and approve submitted domestic relations orders using procedures similar to those that apply to qualified domestic relations orders under the qualified pension plans sponsored by Ashland.
7.05 This Plan shall be governed for all purposes by the laws of the Commonwealth of Kentucky.
7.06 If any term or provision of this Plan is determined by a court or other appropriate authority to be invalid, void, or unenforceable for any reason, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
7.07 (a) Initial Claim - Notice of Denial. If any claim for benefits (within the meaning of section 503 of ERISA) is denied in whole or in part, Ashland (which shall include Ashland or its delegate throughout this Section 7.07) will provide written notification of the denied claim to the Participant or beneficiary, as applicable, (hereinafter referred to as the claimant) in a reasonable period, but not later than 90 days after the claim is received. The 90-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 90-day period after the claim was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 180 days after the claim is received.

         The written decision will include:

                 (i)   The reasons for the denial.
                 (ii) Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.
                 (iii) A description of additional materials or information needed to process the claim. It will also explain why those materials or information are needed.
                 (iv) A description of the procedure to appeal the denial, including the time limits applicable to those procedures. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - ss.29 U.S.C. 1132). The claimant must complete the Plan's appeal procedure before filing a civil action in court.

         If the claimant does not receive notice of the decision on the claim within the prescribed time periods, the claim is deemed denied. In that event the claimant may proceed with the appeal procedure described below.
(b) Appeal of Denied Claim. The claimant may file a written appeal of a denied claim with Ashland in such manner as determined from time to time. Ashland is the named fiduciary under ERISA for purposes of the appeal of the denied claim. Ashland may delegate its authority to rule on appeals of denied claims and any person or persons or entity to which such authority is delegated may re-delegate that authority. The appeal must be sent at least 60 days after the claimant received the denial of the initial claim. If the appeal is not sent within this time, then the right to appeal the denial is waived.

         The claimant may submit materials and other information relating to the claim. Ashland will appropriately consider these materials and other information, even if they were not part of the initial claim submission. The claimant will also be given reasonable and free access to or copies of documents, records and other information relevant to the claim.

         Written notification of the decision on the appeal will be delivered to the claimant in a reasonable period, but not later than 60 days after the appeal is received. The 60-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 60-day period after the appeal was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 120 days after the appeal is received.

         Special rules apply if Ashland designates a committee as the appropriate named fiduciary for purposes of deciding appeals of denied claims. For the special rules to apply, the committee must meet regularly on at least a quarterly basis.

         When the special rules for committee meetings apply the decision on the appeal must be made not later than the date of the committee meeting immediately following the receipt of the appeal. If the appeal is received within 30 days of the next following meeting, then the decision must not be made later than the date of the second committee meeting following the receipt of the appeal.

         The period for making the decision on the appeal can be extended under special circumstances. If special circumstances apply, the claimant will be notified by the committee or its delegate before the end of the otherwise applicable period within which to make a decision. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than the date of the third committee meeting after the appeal is received.

         In any event, the claimant will be provided written notice of the decision within a reasonable period after the meeting at which the decision is made. The notification will not be later than 5 days after the meeting at which the decision is made.

         Whether the decision on the appeal is made by a committee or not, a denial of the appeal will include:

                 (i)   The reasons for the denial.
                 (ii) Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.
                 (iii) A statement  that the  claimant  may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim.
                 (iv) A description of any voluntary procedure for an additional appeal, if there is such a procedure. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - ss.29 U.S.C. 1132).

         If the claimant does not receive notice of the decision on the appeal within the prescribed time periods, the appeal is deemed denied. In that event the claimant may file a civil action in court. The decision regarding a denied claim is final and binding on all those who are affected by the decision. No additional appeals regarding that claim are allowed.

         IN WITNESS WHEREOF, this amendment and restatement of the Plan is executed this 22nd day of August, 2003.


ATTEST:                                 ASHLAND INC.



/s/ Richard P. Thomas                   By:  /s/ Susan B. Esler
-----------------------------------        ----------------------------------
       Secretary                            Vice President Human Resources -
                                            Programs and Services

                             AMENDMENT NO. 1 TO
              ASHLAND INC. SUPPLEMENTAL EARLY RETIREMENT PLAN
                           FOR CERTAIN EMPLOYEES
                   JULY 1, 2003 AND AS AMENDED THEREAFTER


     WHEREAS, effective for compensation deferred to calendar year 2005 and thereafter, there are new rules governing the tax consequences of such deferrals;

     WHEREAS, the Company desires to comply with such new rules;

     NOW, THEREFORE, effective December 31, 2004, the Plan is frozen and no additional benefits will accrue hereunder. Benefits accrued hereunder through December 31, 2004 shall remain subject to all of the rules, terms and conditions in effect for the Plan as of December 31, 2004.

     IN WITNESS WHEREOF, this Amendment to the Plan is executed this 20th day of December, 2004.


ATTEST:                                   ASHLAND INC.


/s/ David L. Hausrath                   By:  /s/ Susan B. Esler
------------------------------               ------------------------------
Secretary                                    Vice President, Human Resources